EXHIBIT 99.1

Contact Information:

Analyst Contact: Jonathan Peisner Treasurer 317-249-4390	Media Contact: Julie Vincent Director of Corporate Communications 317-249-4233

ADESA, Inc. Clears FTC Review Under Hart-Scott-Rodino Antitrust
Improvements Act in Connection with Its Acquisition by Group of Private
Equity Funds

Carmel, IN., January 24, 2007 – ADESA, Inc. (NYSE:  KAR) announced today that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the company’s pending acquisition by a group of private equity funds.  The group of private equity funds includes Kelso & Company, GS Capital Partners, an affiliate of Goldman Sachs, ValueAct Capital and Parthenon Capital.

The transaction remains subject to the receipt of stockholder approval as well as the satisfaction of other previously disclosed closing conditions.  The transaction is expected to close in the second quarter of 2007.

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 54 ADESA used vehicle auction sites, 42 Impact salvage vehicle auction sites and 85 AFC loan production offices. For further information on ADESA, Inc., visit the company’s Web site at http://www.adesainc.com.

Forward-Looking Statements

This press release contains forward-looking statements based on current ADESA management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against ADESA and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummate the merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the effect of the announcement of the merger on our customer relationships, operating results and business generally; (6) the ability to recognize the benefits of the merger; and (7) the amount of the costs, fees, expenses and charges related to the merger.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond ADESA’s ability to control or predict. ADESA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

About the Transaction

In connection with the transaction, ADESA plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement.  The proxy statement will contain important information about ADESA, the transaction and related matters.  Investors and security holders are urged to read the proxy statement carefully when it becomes available.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ADESA through the Securities and Exchange Commission’s website at http://www.sec.gov, or by contacting ADESA’s Investor Relations department at IRcontactus@adesa.com or 1-800-923-3725.

ADESA and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the contemplated transactions.  Information about ADESA’s participants in the solicitation is set forth in ADESA’s Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and the proxy statement relating to the transaction (when it becomes available).